Exhibit 99.1

Silexion Therapeutics Appoints Renowned Cancer Therapeutics
Expert Prof. Amnon Peled to Board of Directors

Prof. Peled, a globally recognized scientific authority who has been involved in multiple successful publicly traded bio-pharma companies, will assist Silexion as it advances its RNAi platform and next-generation therapies targeting KRAS mutations

GRAND CAYMAN, Cayman Islands, December 10, 2024 – Silexion Therapeutics Corp. (NASDAQ: SLXN) (“Silexion” or the “Company”), a clinical-stage biotech developing RNA interference (RNAi) therapies for KRAS-driven cancers, today announced the appointment of Prof. Amnon Peled as an independent director to its Board of Directors. Prof. Peled, a globally recognized authority in stem cell biology, immunology, and cancer therapeutics who has been involved in numerous successful publicly traded bio-pharma companies, will also serve on the Company’s audit, compensation, and nominating and corporate governance committees. The Board unanimously approved his appointment, citing his decades of experience in advancing novel cancer therapies from discovery to FDA approval.

Ilan Hadar, Chairman and CEO of Silexion, commented: “We are thrilled to welcome Prof. Peled to our Board of Directors. His unparalleled expertise in cancer biology, stem cell mobilization, and therapeutic development will be invaluable as Silexion continues to advance its pipeline of RNAi-based therapies for difficult-to-treat cancers. Prof. Peled’s track record in translating innovative science into impactful clinical outcomes aligns perfectly with our mission to address unmet needs in oncology.”

“I am excited to join Silexion at such a pivotal time in its journey,” said Prof. Amnon Peled. “The Company’s RNAi platform holds tremendous promise for addressing some of the most challenging oncology indications. I look forward to contributing my expertise to help advance Silexion’s innovative pipeline and drive meaningful impact for patients.”

Prof. Peled’s appointment reinforces Silexion’s commitment to scientific and strategic excellence as it advances its RNAi platform and next-generation therapies targeting KRAS mutations. His extensive experience in clinical development and regulatory pathways will contribute to Silexion’s mission of delivering innovative solutions for patients facing the most challenging cancers. Prof. Peled’s appointment also fills its current board vacancy, ensuring Silexion remains in compliance with Nasdaq’s listing requirements, including having a fully constituted audit committee.

About Prof. Amnon Peled

Prof. Peled serves as the Director of the Gene Therapy Institute at Hadassah Medical Center in Jerusalem, where his research focuses on cytokine roles in hematopoietic stem cell biology, inflammation, and cancer. Over his 28-year career, he has led groundbreaking research into the chemokine receptor CXCR4, a key player in stem cell mobilization and cancer. Prof. Peled has authored over 120 scientific publications and holds more than 200 patents and patent applications related to therapeutic applications in stem cell biology, immunology, and cancer.

Prof. Peled’s contributions to biotechnology include close collaborations with leading Israeli biotech companies such as Biokine Therapeutics, BiolineRX (NASDAQ: BLRX), Gamida Cell, KAHR Medical, and AlonBio. He is the founder of Biokine Therapeutics, AlonBio, and SakuraBio. His leadership in the development of the CXCR4 antagonist BKT140/BL8040 and Gamida Cell’s NK and cord blood stem cell expansion technologies has resulted in multiple FDA approvals. Prof. Peled earned his Ph.D. from the Weizmann Institute of Science and conducted postdoctoral research at Harvard Medical School and Millennium Pharmaceuticals, Inc.

About Silexion Therapeutics

Silexion Therapeutics (NASDAQ: SLXN) is a pioneering clinical-stage, oncology-focused biotechnology company developing innovative RNA interference (RNAi) therapies to treat solid tumors driven by KRAS mutations, the most common oncogenic driver in human cancers. The company's first-generation product, LODER™, has shown promising results in a Phase 2 trial for non-resectable pancreatic cancer. Silexion is also advancing its next-generation siRNA candidate, SIL-204, designed to target a broader range of KRAS mutations and showing significant potential in preclinical studies. The company remains committed to pushing the boundaries of therapeutic innovation in oncology, with a focus on improving outcomes for patients with difficult-to-treat cancers. For more information please visit: https://silexion.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact contained in this communication, including statements regarding Silexion’s directors, compliance with Nasdaq listing requirements, share price, business strategy, research and development plans, anticipated milestones, expected clinical and preclinical advancements, and management’s objectives for future operations, are forward-looking statements. These forward-looking statements are generally identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include, without limitation, Silexion’s expectations regarding the progression of its clinical and preclinical programs, pipeline of RNAi-based therapies, contributions of members of its Board of Directors, financing prospects, future market conditions, expected regulatory filings, and other potential developments related to its research pipeline and business strategy. Forward-looking statements involve a number of risks, uncertainties, and assumptions, and actual results or events may differ materially from those projected or implied in such statements. Important factors that could cause such differences include, but are not limited to: (i) Silexion’s ability to realize the anticipated benefits of being a public company, which may be impacted by competition, operational challenges, the retention of key personnel, and the costs associated with public listing; (ii) risks related to Silexion’s ability to advance its lead programs, including LODER™ and SIL-204, through clinical development successfully and in a timely manner; (iii) the potential impact of the Company’s recent reverse share split on the Company’s share price and its ability to maintain compliance with Nasdaq listing requirements; (iv) the potential impact of the recent reverse share split on Silexion’s ability to successfully raise capital in the near future; (v) changes in regulatory requirements or the potential for regulatory delays; (vi) Silexion’s ability to maintain and expand its intellectual property portfolio; (vii) the availability and terms of additional capital needed to fund ongoing research and development activities and operational expenses; (viii) the evolving market for RNA interference (RNAi) therapies and the competitive landscape in oncology; (ix) the possibility that Silexion may not achieve anticipated milestones within expected timelines, including initiation of Phase 2/3 clinical trials for SIL-204; (x) risks associated with reliance on third-party manufacturers and collaborators for development and commercialization efforts; and (xi) other risks and uncertainties as detailed in the documents filed or to be filed with the SEC by Silexion, including the definitive proxy statement on Schedule 14A filed on October 22, 2024, the current report on Form 8-K filed on August 21, 2024, and the Form S-1 registration statement filed on October 31, 2024. Silexion cautions you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date they are made. Silexion undertakes no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs, except as otherwise required by law.

Contacts

Silexion Therapeutics Corp
Ms. Mirit Horenshtein Hadar, CFO
mirit@silexion.com

ARX | Capital Markets Advisors
North American Equities Desk
silexion@arxadvisory.com